                                                                      Exhibit 24

                                POWER OF ATTORNEY

       The undersigned, as a Section 16 reporting person of Cloudflare, Inc.
(the "Company"), hereby constitutes and appoints Chad Skinner and Lindsey
Cochran, and each of them, as the undersigned's true and lawful attorney-in-fact to:

                    1.  complete and execute Forms 3, 4 and 5 and other forms
                        and all amendments thereto as such attorney-in-fact
                        shall in his discretion determine to be required or
                        advisable pursuant to Section 16 of the Securities
                        Exchange Act of 1934 (as amended) and the rules and
                        regulations promulgated thereunder, or any successor
                        laws and regulations, as a consequence of the
                        undersigned's ownership, acquisition or disposition of
                        securities of the Company; and

                    2.  do all acts necessary in order to file such forms with the SEC, any securities exchange or national
                        association, the Company and such other person or agency
                        as the attorneys-in-fact shall deem appropriate.

       The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of August, 2019.

                                                   Signature: /s/ Douglas Kramer
                                                   -----------------------------
                                                   Print Name: Douglas Kramer